Lease Amendment
                          (Airport Plaza Office Lease)

This Lease Amendment, dated as of January 12, 2000, is by and between Highline Group LLC ("Landlord"), as receiver for the Airport Plaza Building (the "Building") and Frontier Airlines, Inc. ("Tenant").

                                    Recitals

A. Landlord and Tenant entered into the Lease Agreement, dated March 15, 1994, as amended from time to time and which covers Spaces 100, 110, 120, 121, 190, 200, 300, 350, 360, 400, 450, 470, 500, 605, 610, 615,
         and 620 in the Building (the "Lease").
B. The date for the expiration of the Lease concerning spaces 110, 120, 200, 350, 360, 400, 605, 610, 615, and 620 is August 31, 2000 (the
         "2000 Expiration Spaces").
C. The date for the expiration of the Lease concerning spaces 100, 121, 190, 300, 450, 500, and 470 is January 31, 2001 (the "2001 Expiration
         Spaces").
B.       Landlord and Tenant desire to modify the Lease as set forth below.

                                    Agreement

         Now, therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.       The  term of the Lease for the 2000 Expiration Spaces shall be extended
         *.
2. The minimum rent payable monthly under the Lease for the 2000 Expiration Spaces shall be: $* ($* per square foot) from February 1, 2000 to August 31, 2000, and $* ($* per square foot) from September 1, 2000 to January 31, 2001. Tenant's base year for the 2000 Expiration Spaces shall be the year 2000.
3. All of the terms and conditions of the Lease concerning the 2001 Expiration Spaces shall remain unchanged and the Tenant shall continue to pay rent and operating expense reimbursements equal to $*per month for the 2001 Expiration Spaces.
4. Tenant shall continue to pay for the remainder of the term of the 2000 Expiration Spaces and the 2001 Expiration Spaces a monthly after hours reimbursement to Landlord in the amount of $*
5. The expiration date for space 500 shall be extended to May 31, 2001 and Tenant shall pay Landlord monthly during such extended term (a) minimum rent and operating expense reimbursements equal to $*and (b) after hours reimbursement equal to $*
6. Tenant shall lease from Landlord, effective the date of this Lease Amendment through January 31, 2001 the following additional spaces in the building: Suite 122 at *square feet, Suite 440 at *square feet and Suite 600-A at *square feet. The minimum rent and operating expense reimbursements payable for such space shall equal $* ($* per square foot) per month from the date of this Lease Amendment to January 31, 2001. Tenant's base year for the suites identified in this paragraph shall be the year 2000.
7. Tenant shall pay to Landlord a damage deposit in the amount of $* that shall be returned to Tenant within * days after the expiration of the term of the Lease if Tenant has satisfied all of the obligations contained in the Lease upon its expiration. Such damage deposit shall be placed in an interest bearing account and if the damage deposit is returned to Tenant as set forth above, Tenant shall be entitled to the interest earned on such account.
8. If Tenant and Landlord enter into a long term agreement whereby Tenant leases from Landlord space for its reservation center in the building, Landlord will credit Tenant for the amount of rent Tenant has paid to Landlord pursuant to paragraph 2 above that exceeds $* per square foot.

To the extent that any term of this Lease Amendment shall conflict with any term in the Lease, or any amendment or term sheet related thereto, the terms of this Lease Amendment shall supercede such conflicting term and this Lease Amendment shall control. Except as modified herein all of the other terms and conditions of the Lease shall remain unchanged and in full force and effect.

Landlord
Highline Group, LLC
As receiver for Airport Plaza

By:______________________
     Name:_______________
    Title:_______________

Tenant
Frontier Airlines, Inc.

By:______________________
     Name:_______________
    Title:_______________